Exhibit 10.6

COLLABORATION AND FINANCIAL REPORTING AGREEMENT

BETWEEN

TELUS CORPORATION
(“TELUS”)

- AND -

TELUS INTERNATIONAL (CDA) INC.
(“TI”)

• •, 2021

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		5
1.1	Definitions	5
1.2	Gender, Number, Etc.	7
1.3	Article and Section Headings	7
1.4	Consents	7
1.5	General Interpretation	8

ARTICLE 2 STATEMENT OF OBJECTIVES		8
2.1	Statement of Objectives	8

ARTICLE 3 TERM		8
3.1	Term	8

ARTICLE 4 AUDITOR AND CHOICE OF GAAP		9
4.1	Auditor	9
4.2	Choice of GAAP	9

ARTICLE 5 AUDIT AND FINANCIAL REPORTING PROCESS		9
5.1	Timing of Audits	9
5.2	Timing of Public Disclosure	9
5.3	Access to Accounting Firm and Working Papers; Disclosure of TI information to TELUS	10
5.4	Taxation Reporting	12
5.5	Media Relations Coordination	12
5.6	Communications with Securities Regulators	12
5.7	Litigation Reporting	12
5.8	Disclosure Policy	12
5.9	Disclosure Committee	13
5.10	Investor Relations	13

ARTICLE 6 COLLABORATION AND CORPORATE GOVERNANCE		13
6.1	Collaboration and Consultation	13
6.2	Authority Guidelines	14
6.3	Governance Policies, Practices and Standards	14

ARTICLE 7 INSPECTION AND REMEDIES		15
7.1	Inspection	15
7.2	Remedies	15

ARTICLE 8 TERMINATION		15
8.1	Termination for Change of Control of TI	15
8.2	Effect of Termination	15

ARTICLE 9 GENERAL		16
9.1	Governing Law	16
9.2	Notice	16
9.3	Waiver	16
9.4	Severability	17
9.5	Cumulative Remedies	17
9.6	Entire Agreement	17
9.7	Counterparts	17
9.8	Further Assurances	17

COLLABORATION AND FINANCIAL AGREEMENT

THIS AGREEMENT is made effective as of • •, 2021 (the “Effective Date”).

BETWEEN:

TELUS CORPORATION, a corporation existing under the laws of the Province of British Columbia, having its registered office at 7th Floor, 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3,

(“TELUS”)

- and -

TELUS INTERNATIONAL (CDA) INC., a corporation existing under the laws of the Province of British Columbia, having its registered office at 7th Floor, 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3,

(“TI”)

WHEREAS TI is a leading digital customer experience innovator that designs, builds and delivers next-generation solutions for global and disruptive brands;

AND WHEREAS TI has recently initiated an initial public offering of its subordinate voting shares and will become subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Canadian Securities Laws (as defined below), including financial reporting requirements (a “Public Reporting Company”);

AND WHEREAS TELUS, through one or more of its direct or indirect subsidiaries, will hold shares in the capital of TI and as a consequence, together with TELUS Communications Inc., will be required to include the results of TI’s operations and financial position in its financial reporting and continuous disclosure under the Exchange Act and Canadian Securities Laws, as applicable;

AND WHEREAS TI and TELUS intend to establish mechanisms to promote collaboration and coordination between TI and TELUS to ensure appropriate and timely information sharing and alignment between the organizations while respecting the independence of the TI Board of Directors in overseeing the management of the affairs of TI;

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

Wherever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)                                 “Agreement” means this Collaboration and Financial Reporting Agreement, as it may be amended, restated, replaced or supplemented from time to time in accordance with this Agreement.

(b)                                 “Audit” means a review process of annual Financial Statements by an Independent Accounting Firm for the purpose of an expression of an opinion on the fairness with which the Financial Statements present, in all material respects, the financial position, results of operations and cash flows in conformity with GAAP.

(c)                                  “Board” means the Board of Directors of either TI or TELUS, as the case may be.

(d)                                 “Business Day” means any day except any Saturday, any Sunday, or any day which is a legal holiday under Canadian Securities Laws or U.S. federal law or any day on which U.S. or Canadian banking institutions are authorized or required by law or other governmental action to close.

(e)                                  “Canadian GAAP” means Canadian generally accepted accounting principles as defined by the Accounting Standards Board of the Chartered Professional Accountants of Canada and set out in the CPA Canada Handbook - Accounting applied on a consistent basis.

(f)                                   “Canadian Qualifying Jurisdictions” means each of the provinces and territories of Canada.

(g)                                  “Canadian Securities Commissions” means the British Columbia Securities Commission and the securities commissions or other securities regulatory authorities in each of the Canadian Qualifying Jurisdictions.

(h)                                 “Canadian Securities Laws” means the securities legislation in each of the provinces and territories of Canada, including all rules, regulations, instruments, policies, published policy statements and blanket orders thereunder or issued by one or more of the securities regulatory authority in each of the provinces and territories of Canada.

(i)                                     “Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of TI, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in the voting securities of TI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its parent) more than 50% of the total voting power represented by the voting securities of TI, the continuing entity or its parent and more than 50% of the total number of outstanding shares of TI, the continuing entity or its parent, in each case as outstanding immediately after such transaction, and the shareholders of TI immediately prior to the transaction owning voting securities of TI, the continuing entity or its parent immediately following the transaction in substantially the same proportions (vis a vis each other) as such shareholders owned the voting securities of TI immediately prior to the transaction.

(j)                                    “Disclosure Committee” means a committee formed to review all proposed public disclosures prior to their release.

(k)                                 “Effective Date” has the meaning set forth in the Preamble.

(l)                                     “ESG” has the meaning set forth in 6.3(d).

(m)                             “Exchange Act” has the meaning set forth in the Preamble to this Agreement.

(n)                                 “Financial Statements” means the financial position, results of operations and cash flows of a Person for a particular period.

(o)                                 “Forecasts” means forecast formats and mechanisms that TELUS employs for its internal reporting and financial management including, without limitation, rolling forecasts (triage), multi-year forecasts, and ad hoc forecasts such as post-triage updates;

(p)                                 “GAAP” means generally accepted accounting principles as may be applied to the preparation of Financial Statements.

(q)                                 “Governmental Entity” means (a) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, commissioner or instrumentality, whether international, multinational, national, federal, provincial, state, municipal, local, or other; (b) any subdivision or authority of any of the above; and (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

(r)                                    “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

(s)                                   “Independent Audit Firm” means an accounting firm that are (i) independent public accountants as required by Canadian Securities Laws and who are independent in accordance with the requirements of the institute of chartered accountants in each of the Canadian Qualifying Jurisdictions and (ii) an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder issued by the SEC and the Public Company Accounting Oversight Board (United States), in respect of TI and/or TELUS, as the case may be.

(t)                                    “Internal Audit Review” means a review or investigation carried out by the Internal Audit team of TELUS;

(u)                                 “M&A Activity” has the meaning set forth in 6.1(a)(b).

(v)                                 “Parties” means TELUS and TI.

(w)                               “Person” means any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity.

(x)                                 “Public Reporting Company” has the meaning set forth in the Preamble.

(y)                                 “Quarterly Review” means a review process of interim quarterly Financial Statements by an Independent Accounting Firm for the purpose of providing a basis for communicating whether such Independent Accounting Firm is aware of any material modifications that should be made to the interim quarterly Financial Statements for it to conform with the applicable financial reporting framework.

(z)                                  “SEC” means the U.S. Securities and Exchange Commission.

(aa)                          “Securities Act” means the U.S. Securities Act of 1933, as amended

(bb)                          “TSSA” means the Transition and Shared Services Agreement between TELUS and TI, dated January 1, 2021.

1.2                               Gender, Number, Etc.

In this Agreement, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.3                               Article and Section Headings

The insertion of headings and the division of this Agreement into Articles and Sections are for convenience of reference only and shall not affect the interpretation of this Agreement. The words “hereof”, “hereunder”, “hereto” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion of this Agreement.

1.4                               Consents

Where either Party has a right of consent or approval in respect of any matter in connection with this Agreement, it shall not (except as otherwise specified in this Agreement) unreasonably withhold such consent or approval and shall endeavour to respond to the other Party’s request for such consent or approval in a timely manner. Where this Agreement provides that the Parties are to mutually agree upon certain procedures, standards or details, they shall at all times act reasonably, co-operatively and in good faith.

1.5                               General Interpretation

The use of the terms “including” or “include” means “including, without limitation” or “include, without limitation,” respectively. The Parties acknowledge and agree that they have mutually negotiated the terms and conditions of this Agreement and that any provision with respect to which an issue of interpretation or construction arises will not be construed to the detriment of the drafter on the basis that such Party was the drafter, but will be construed according to the intent of the Parties as evidenced by the entire Agreement.

ARTICLE 2
STATEMENT OF OBJECTIVES

2.1                               Statement of Objectives

The Parties agree that the primary objectives and guiding principles of their contractual relationship under this Agreement are as follows:

(a)                                 to enable TI and TELUS to meet their respective financial reporting obligations under the Securities Act, the Exchange Act and Canadian Securities Laws and to ensure consistency, where appropriate, between the public disclosure of TI and TELUS;

(b)                                 to document the collaboration and coordination obligations between TI and TELUS; and

(c)                                  to ensure the Parties regularly review, and if required refresh, the collaboration relationship contemplated under this Agreement so that the relationship continues to function effectively over the Term.

The Parties agree that the above-noted objectives and guiding principles are not, as such, intended to create binding legal obligations, but are instead intended to document the mutual objectives of the Parties in connection with the relationship under the Agreement. The provisions of this Agreement are to be interpreted, in case of ambiguity, in light of the objectives and guiding principles set forth in this Section.

ARTICLE 3
TERM

3.1                               Term

This Agreement is effective as of the Effective Date and, unless terminated earlier as provided in this Agreement, shall continue in effect until the earlier of:

(a) a Change of Control Transaction has occurred;

(b) when TELUS determines it is no longer required to consolidate TI’s results of operations and financial position or to account for its investment in TI under the equity method of accounting; and

(c) such date as TELUS and TI may mutually agree in writing

Prior to expiry or termination of the Agreement, the parties shall negotiate the basis upon which they will phase out the obligations and requirements contemplated by this Agreement sooner.

ARTICLE 4
AUDITOR AND CHOICE OF GAAP

4.1                               Auditor

TI shall engage the same Independent Accounting Firm that conducts Audits of TELUS to conduct TI’s yearly Audits unless otherwise agreed to between the Parties.

4.2                               Choice of GAAP.

Unless otherwise stipulated by TELUS, TI will prepare its Financial Statements using the GAAP chosen by TELUS for its own financial reporting. The current GAAP used by TELUS is Canadian GAAP, which is IFRS.

ARTICLE 5
AUDIT AND FINANCIAL REPORTING PROCESS

5.1                               Timing of Audits

The Parties will work together in good faith to establish timelines for completion of TI’s annual Audit and Quarterly Reviews to permit TELUS and TELUS’ Independent Audit Firm to perform such procedures as they deem necessary in relation to TI’s financial results, to consolidate TI’s financial results into TELUS’ annual and quarterly Financial Statements and complete TELUS’ Audit and Quarterly Reviews in accordance with and on the timelines required by applicable laws.  Once established, TI will comply with the timelines for completion of its annual Audit and Quarterly Reviews.  Thereafter, should either Party wish to amend the timelines, the parties will use good faith to agree to a new timeline.

5.2                               Timing of Public Disclosure

The Parties will work together in good faith to establish a framework and timelines to coordinate their respective public disclosures as such disclosure is required under the Securities Act, the Exchange Act and Canadian Securities Laws.  Such framework shall be subject to agreement of the Parties, shall be in place as and when TI becomes a Public Reporting Company and include, without limitation: (i) the general requirement that TI’s public disclosure occurs on the same day and immediately in advance of TELUS’ public disclosure; (ii) a rolling three-year calendar to establish TI disclosure timelines and schedule TI Board and TI Disclosure Committee meetings to support such disclosure timelines; and, (iii) a requirement that 10 days prior to a TI board meeting , TI provide to TELUS a draft quarterly financial report (Financial Statements and MD&A)  in respect of the then current quarter .  Without limiting the foregoing, TI will consult and coordinate with TELUS with regard to TI’s public disclosures to occur in Q1 2021, including with respect to Q4 2020, with reference to the calendar that has been developed by TELUS for its 2020 annual public disclosure.  In addition, TI will deliver to TELUS, by the later of February 1, 2021 and the Effective Date of this Agreement its proposed calendar for public disclosures to occur in Q2 2021 with respect to Q1 2021.  Thereafter, TI will provide in advance of the commencement of each quarter, its proposed calendar for public disclosures to be made in respect of the then current quarter.   Once the foregoing framework and calendars have been established and agreed by the Parties, TI will comply with the applicable timelines.  Thereafter, should either Party wish to amend the timelines, the Parties will use good faith to agree to a new timeline.

5.3                               Access to Accounting Firm and Working Papers; Disclosure of TI information to TELUS

(a)                                 TI will authorize its Independent Accounting Firm to make available to TELUS and its Independent Accounting Firm reasonable access to the personnel who performed or are performing the annual Audit and Quarterly Reviews of TI’s Financial Statements, as well as the working papers for such Audits and Quarterly Reviews, within a reasonable time prior to the date of the completion of and following completion of such  Auditor Quarterly Review by TI’s Independent Accounting Firm and in any event in sufficient time to permit TELUS to consolidate the financial results of TI into the TELUS Financial Statements.

(b)                                 TI will provide complete and timely disclosure to TELUS of any information that TELUS reasonably needs to satisfy TELUS’ continuous reporting obligations under the Securities Act, the Exchange Act and under Canadian Securities Laws and for material operational/management needs and will coordinate with TELUS the timing of public disclosure of information with respect to TI where the disclosure is material to TELUS, as reasonably determined by TELUS. Without limiting the generality of the foregoing, in furtherance of the foregoing, TI will:

(i)                                     provide reasonable access to TI’s books, records, systems and personnel to TELUS’ Independent Accounting Firm;

(ii)                                  provide reasonable access to TI’s books, records, systems and personnel as necessary for TELUS to fulfill its continuous reporting obligations, including, without limitation to prepare TELUS’ information circular (including data on named executive officers), annual information form, and any other information, documents or reports that TELUS is required to file with the Canadian securities regulatory authorities in accordance with Canadian Securities Laws and with the SEC in accordance with the Securities Act, the Exchange Act and TELUS’ Corporate Sustainability Report or any successor reporting documents that reflect changes in practice or requirements under Canadian Securities Laws or the Securities Act or Exchange Act;

(iii)                               deliver monthly, quarterly and annual reporting information and annual budgets and Forecasts (including triage updates) to TELUS in a timely manner reasonably sufficient to allow TELUS to achieve its planning and reporting timelines;

(iv)                              promptly disclose and deliver information to TELUS related to any event or action that would be considered a “material fact” with respect to TI or constitute a “material change” in relation to TI (as such terms are defined under Canadian Securities Laws), and discuss in good faith any fact or event as to which there is uncertainty whether the fact or event may constitute a “material fact” or “material change”;

(v)                                 conform as reasonably necessary with TELUS’ financial presentation and accounting policies and management reporting framework including for intercompany transactions;

(vi)                              provide necessary disclosure of information about TI’s internal controls over financial reporting and reasonable access to TI’s books and records related to such controls to TELUS;

(vii)                           where appropriate and necessary for TELUS to support its disclosure obligations, provide access to records relating to meetings of or determinations by TI’s Disclosure Committee;

(viii)                        provide and/or cause to be provided to TELUS accurate and timely information that TELUS or any of its subsidiaries require to disclose to any tax authority; and

(ix)                              provide TELUS with copies of any proposed public filings, including, without limitation, any prospectus, in such advance time as TI can reasonably accommodate in the circumstances for TELUS to review and comment on such documents.

(c)                                  If the provision and sharing of information pursuant to this Section 5.3 and/or this Agreement generally would cause TELUS and/or TI to be in non-compliance with a duty of confidentiality owed to a third party, TELUS and TI each agree, as applicable, to become subject to any confidentiality obligations necessary in order to comply with the obligations to provide and share information under this Agreement.

5.4                               Taxation Reporting

Each of TELUS and TI will provide accurate, complete and timely disclosure to the other party of any information that they reasonably need to satisfy tax compliance obligations in any jurisdiction and will take steps necessary to preserve privilege that may exist with respect to such information

5.5                               Media Relations Coordination

TI will provide TELUS with drafts of TI media releases and provide TELUS with such advance time as TI can reasonably accommodate in the circumstances for TELUS to review and comment on such releases, in any event prior to public release of such media releases.  In addition, TI will provide TELUS with prompt notification of any media content about TI that may have a material impact on the TELUS brand and coordinate with TELUS in formulating a response to such media content.

5.6                               Communications with Securities Regulators

Each of TELUS and TI will promptly provide complete and timely disclosure to the other party of any communications or correspondence from the U.S. Securities and Exchange Commission, the Canadian Securities Commissions or any other Governmental Entity that may be relevant to the other Party. Each of TELUS and TI agree to provide the other Party with such information that the other Party may reasonably require in order to comply with its obligations under the Securities Act, the Exchange Act and Canadian Securities Laws. TI and TELUS will consult and cooperate with each other with regard to the response to any such communications or correspondence, where appropriate.

5.7                               Litigation Reporting

TI will provide a report of outstanding litigation to TELUS on a quarterly basis, promptly following the end of each quarter.  In addition:

(a)                                 TI will notify TELUS within three (3) Business Days if TI is served with notice of a claim or possible claim that could be material to TI and/or TELUS; and

(b)                                 TELUS will notify TI within three (3) Business Days if TELUS is served with notice of a claim or possible claim that could be material to TI.

TI and TELUS will consult and cooperate with each other with regard to the defence or settlement of any claim or proceeding or possible or threatened claim or proceeding, whether or not formally asserted, that could be material to TI and TELUS.

5.8                               Disclosure Policy

TI will maintain a disclosure policy that aligns with TELUS’ disclosure policy and that includes a commitment to disclose material facts and changes relating to TI to TELUS and other shareholders on a timely basis. TELUS agrees to share with TI a copy of TELUS’ disclosure policy and promptly share any updates or amendments thereto.

5.9                               Disclosure Committee

TI will establish and maintain a Disclosure Committee with a mandate consistent with the TELUS Disclosure Committee. TELUS agrees to share with TI materials related to the form, structure, mandate and procedures of TELUS’ Disclosure Committee and promptly share any updates or amendments to such materials. TI shall invite a member of TELUS’ management to attend meetings of the TI Disclosure Committee as an observer.

5.10                        Investor Relations

TI will review with TELUS prior to the release of any principal messaging to be communicated to its shareholders. The TI investor relations team will coordinate and cooperate with the TELUS investor relations team. TI and TELUS shall work together in good faith to establish processes to ensure close coordination between TELUS and TI investor relations messaging. Such processes will include:

(a)                                 Processes to ensure coordination of messaging for quarterly investor calls; and

(b)                                 Processes to ensure coordination of messaging for and non-periodic investor relations events such as investor conferences, investor meeting and roadshows.

ARTICLE 6
COLLABORATION AND CORPORATE GOVERNANCE

6.1                               Collaboration and Consultation

Each of the parties shall provide to the other on a timely basis all of the information within its control which is required to: (i) enable the other party to satisfy its continuous reporting obligations under the Securities Act, the Exchange Act and under Canadian Securities Laws; (ii) meet the operational/management needs of the other Party, including (without limitation):

(a)                                 Strategic and business planning;

(b)                                 Activity that would be considered a material event, fact or change involving the acquisition of the securities, business, technology, property or other assets of another person or entity (“M&A Activity”);

(c)                                  Preparation of budgets and Forecasts;

(d)                                 Preparation of public filings and press releases;

(e)                                  Banking and credit relationships, including issuance of debt;

(f)                                   Retainer of external tax, investor relations, legal and risk management advisors;

(g)                                  Retainer of subsidiary governance service providers and coordination on subsidiary governance where beneficial;

(h)                                 Investor relations;

(i)                                     Regular auditor internal control over financial reporting attestation as required under Section 404(b) of the Sarbanes-Oxley Act and management testing of internal controls over financial reporting, and related certifications and other periodic Internal Audit Reviews;

(j)                                    Ongoing enterprise risk assessment; and

(k)                                 Tax planning and ongoing administration of tax compliance.

6.2                               Authority Guidelines

TI will adopt and maintain an approval matrix that will set forth, among other things, the signing authority levels for approving various types of financial and operational transactions including those matters that specifically require TI Board approval.

6.3                               Governance Policies, Practices and Standards

TI will adopt governance policies, practices and standards that are consistent with and at least as stringent as the corresponding TELUS policies, standards and procedures, with such practices, standards and procedures to be adapted to conform to TI’s business and the laws and regulations applicable to TI. TELUS agrees to provide TI with all of TELUS’ policies, practices and standards to which this section is applicable and any updates or amendments thereto.

Changes to the following governance documents and policies of TI, will be subject to consultation and review with TELUS prior to submission to the TI Board for approval:

(a)                                 Board Policy Manual;

(b)                                 Approval matrix described in Section 6.2,

(c)                                  Code of Ethics and Conduct/Whistleblower Policy,

(d)                                 Environmental, social and governance policies (“ESG”) and ESG-related policies including:

(i)                                     Board Diversity Policy,

(ii)                                  Tax Strategy,

(iii)                               Environmental Policy, and

(iv)                              Anti-bribery and Corruption Policy,

(e)                                  Insider Trading Policy (which will apply with respect to trading in TI securities and TELUS securities.

ARTICLE 7
INSPECTION AND REMEDIES

7.1                               Inspection

In the event of TI’s non-compliance with its obligations under this Agreement, including its obligations regarding disclosure of TI information to TELUS and/or collaboration with TELUS, TELUS personnel or agents shall have full right of access to TI materials, systems and personnel that it requires to remedy the non-compliance and TI will reimburse TELUS for any costs incurred by TELUS in investigating and remedying such noncompliance.

7.2                               Remedies

Without prejudice to their other remedies, TELUS’ remedy for a breach by TI of its obligations under this Agreement include TELUS’ right to require:

(a)                                 TI to engage resources at TI’s cost to remediate the breach, and

(b)                                 an amendment to the scope of services under the TSSA permitting TELUS to take over functions at TI’s expense for recurring breaches on the part of TI.

ARTICLE 8
TERMINATION

8.1                               Termination for Change of Control of TI

If at any time there is a proposed Change of Control Transaction of TI, which is not approved in advance by TELUS, TELUS may terminate this Agreement upon thirty (30) days prior written notice to TI, without penalty.

8.2                               Effect of Termination

Termination of this Agreement, however and whenever occurring, shall not prejudice or affect any right of action or remedy that has accrued to either Party up to and including the date of such termination.

ARTICLE 9
GENERAL

9.1                               Governing Law

(a)                                 This Agreement is governed by, and will be interpreted and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)                                 Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver, and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

9.2                               Notice

Any notice required or permitted to be given hereunder (other than communication between the Parties for operational purposes) shall be in writing and shall be sent electronically, hand delivered or sent by prepaid registered mail, in each case addressed as follows:

If to TELUS:	TELUS CORPORATION
7th Floor, 510 West Georgia Street
Vancouver, British Columbia
V6B 0M3

Attention: TELUS Corporation. (c/o Chief Financial Officer and Chief Legal & Governance Officer)

E-Mail Address: andrea.wood@telus.com

If to TI:	TELUS INTERNATIONAL (CDA) INC.
25 York Street
Toronto, Ontario
M5J 2V5

Attention: Law & Governance (c/o Chief Legal Officer)

E-Mail Address: michel.belec@telusinternational.com

or to such other address as any Party may by written notice to the other Party, indicate as its new address for the purposes of this provision. Any such notice given by a Party in accordance with the foregoing will be deemed to have been received by the Party to which it is addressed, on the date of delivery, in the case of a notice that is hand delivered, and four (4) Business Days following the date of mailing, in the case of notice sent by prepaid registered mail.

9.3                               Waiver

The failure of any Party at any time to require performance by the other Party of any provision of this Agreement shall not affect in any way the full right to require such performance at any subsequent time; nor shall a waiver by any Party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

9.4                               Severability

If any provision of this Agreement is held invalid or unenforceable for any reason, such invalidity shall not affect the validity of the remaining provisions of this Agreement, and the Parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

9.5                               Cumulative Remedies

Except as expressly provided in this Agreement to the contrary, the exercise or obtaining of any right, remedy or relief by a Party in connection with this Agreement including the exercise of a right of termination shall be without prejudice to any other right, remedy or relief vested in or to which such Party may be entitled at Law, in equity or under this Agreement.

9.6                               Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior negotiations and representations, whether written or oral, relating to its subject matter. No amendment, modification, waiver or discharge of this Agreement shall be binding unless executed in writing by an authorized signatory of the Party to be bound thereby.

9.7                               Counterparts

This Agreement may be executed by the Parties in separate counterparts, including counterparts by electronic transmission, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.8                               Further Assurances

The Parties agree to co-operate with and assist each other and take such action as may be reasonably necessary to implement and carry into effect this Agreement to its full intent.

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

TELUS CORPORATION	TELUS INTERNATIONAL (CDA) INC.

By:	By: